Exhibit 99.1

PetIQ, Inc. Reports Third Quarter Fiscal 2017 Financial Results

EAGLE, Idaho – November 6, 2017 – PetIQ, Inc. (“PetIQ” or the “Company”) (NASDAQ: PETQ), a leading pet medication and wellness company, today reported financial results for its third quarter and nine months ended September 30, 2017.

Third Quarter Fiscal 2017 Highlights

•	Net sales were $60.6 million, an increase of 45.3% year-over-year
•	Net income increased $3.4 million to $0.9 million
•	Adjusted net income increased $4.4 million to $3.9 million
•	Adjusted EBITDA increased $4.2 million to $5.4 million

First Nine Months of Fiscal 2017 Highlights

•	Net sales were $214.8 million, an increase of 38.3% year-over-year
•	Net income increased $13.4 million to $11.2 million
•	Adjusted net income increased $14.5 million to $14.3 million
•	Adjusted EBITDA increased $9.7 million to $18.8 million

(All comparisons above to the three and nine months ended September 30, 2016)

“We are pleased with our broad-based success in all sales channels which fueled our 45% increase in net sales and significant increase in profitability,” said Cord Christensen, PetIQ’s Chairman and Chief Executive Officer.  “Our third quarter results reflect the successful execution of our strategic growth initiatives and our ability to generate greater expense leverage across business. Importantly, our results are on pace with what we expected, and they represent our strongest third quarter in the Company’s history. We believe we are well positioned for future growth because our mission to improve pet health by providing consumers convenient access and affordable choices to a broad portfolio of health and wellness products is increasingly resonating with customers.”

Third Quarter 2017 Financial Results

Net sales increased 45.3% to $60.6 million for the third quarter of 2017 compared to $41.7 million for the same period in the prior year.

Gross profit was $12.5 million, or 20.7% as a percentage of net sales, compared to $6.2 million, or 14.8% as a percentage of net sales, in the same period last year. The increase in gross profit was primarily due to the significant sales growth which created improved economies of scale as well as improved sales mix of more profitable categories and continuous procurement improvements.

Operating income was $1.8 million, or 2.9% as a percentage of net sales, in the third quarter of 2017, compared to an operating loss of $1.8 million for the third quarter of 2016.

Net income was $0.9 million for the third quarter of 2017 compared to a net loss of $2.5 million for the prior year period. Adjusted net income was $3.9 million in the third quarter of 2017 which compares to an adjusted net loss of $0.5 million in the prior year period. Reported net income includes $2.3 million of expenses related to the Company’s initial public offering which closed during the third quarter.

Additionally, third quarter net income includes a $0.6 million tax provision for the quarter as the Company transitioned to a taxpayer status.

Adjusted EBITDA increased $4.2 million to $5.4 million for the third quarter of 2017 compared to $1.2 million in the third quarter 2016.  Adjusted EBITDA margin increased 600 basis points to 8.9% compared to 2.9% for the third quarter of 2016.

Adjusted net income, EBITDA and adjusted EBITDA are Non-GAAP financial measures defined under “Non-GAAP Measures,” and are reconciled to net income in the financial tables that accompany this release.

First Nine Months of 2017 Financial Results

Net sales increased 38.3% to $214.8 million for the first nine months of 2017, compared to the same period in the prior year.

Operating income was $13.2 million, or 6.2% of net sales for the first nine months of 2017, representing an increase of 580 basis points compared to operating income of $0.6 million, or 0.4% of net sales in the same period of 2016.

Net Income was $11.2 million for the first nine months of 2017 compared to a net loss of $2.2 million for the prior year period.  Adjusted net income was $14.3 million for the nine month period ended September 2017 which compares to an adjusted net loss of $0.2 million in the prior year period.

Adjusted EBITDA increased $9.7 million to $18.8 million for the first nine months of 2017 compared to $9.1 million in the comparable period of 2016.  Adjusted EBITDA margin increased 290 basis points to 8.7% compared to 5.9% for the first nine months of 2017.

Balance Sheet

As of September 30, 2017, the Company had cash and cash equivalents of $46.5 million, compared to $0.8 million at December 31, 2017.  The outstanding balance on our revolving credit facility and term loan as of September 30, 2017 was $18.1 million, compared to $27.5 million at year end.  The increase in cash is primarily due to the receipt of $44.4 million in net proceeds associated with the Company’s IPO which closed on July 26, 2017.  The reduction of debt is due to cash generated by operations being used to pay down debt.

Executive Retirement

The Company is also announcing today that Scott Adcock has retired as Co-Founder, President and Director for health reasons, effective October 31, 2017.

“Scott has been an incredible partner and his contributions to our mission have been invaluable as we transformed a vision into reality with the growth of PetIQ,” said Mr. Christensen. “I am very proud of what we have achieved together as we set out to build a strong corporate and financial foundation that would support our culture of growth and innovation.  This is a critical time for Scott to focus completely on his health and well-being and we will greatly miss his leadership and the passion and enthusiasm he brought to PetIQ.”

Mr. Adcock commented, “It has been an honor to partner with Cord and work with the entire PetIQ team over the last several years. With a heavy heart, I have reached the conclusion that retirement is necessary to improve my health, but I am comforted by the strengths of my colleagues who have contributed so significantly to PetIQ’s success. I am confident that the clarity of the Company’s strategic goals will ensure that it continues to thrive and achieve its fullest potential.”

Mr. Christensen concluded, “Scott’s contributions to PetIQ cannot be overstated and he will always remain part of the PetIQ family. One of his many legacies is the strength of the organization that he helped build. We are fortunate to have such a capable team in place as we move forward. John Newland, our chief financial officer, and I will assume Scott’s responsibilities. The Board wishes Scott well and will assist our executive team in determining what the organization’s needs are as we enter PetIQ’s next phase of growth and continue to deliver great value to our stockholders.”

Conference Call and Webcast

The Company will host a conference call and webcast where members of the executive management team will discuss these results with additional comments and details today, November 6, 2017, at 5:30 p.m. ET. The conference call will be available live over the Internet through the “Investors” section of the Company’s website at www.PetIQ.com.  To participate on the live call listeners in North America may dial 877-451-6152 and international listeners may dial 201-389-0879.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available from 8:30 p.m. ET, November 6, 2017, through November 27, 2017. North American listeners may dial 844-512-2921 and international listeners may dial 412-317-6671 the passcode is 13671993.

About PetIQ

PetIQ is a rapidly growing pet health and wellness company, with a mission to make pet lives better by educating pet parents on the importance of regular Veterinary care and Veterinary-recommended pet products.  PetIQ has given consumers convenient access and affordable choices to a broad portfolio of pet health and wellness products across a network of leading national retail stores in mass, club, grocery, pharmacy, and e-commerce channels.  PetIQ believes that pets are an important part of the family and deserve the best pet care we can give them.  For more information, visit www.PetIQ.com. For more information, visit www.PetIQ.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could" and similar expressions.  Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, our dependency on a limited number of customers; our ability to implement our growth strategy effectively; our ability to achieve or sustain profitability; competition from veterinarians and others in our industry; failure of the Fairness to Pet Owners Act of 2017 to become law; reputational damage to our brands; economic trends and spending on pets; the effectiveness of our marketing and trade promotion programs; recalls or withdrawals of our products or product liability claims; our ability to manage our manufacturing and supply chain effectively; disruptions in our manufacturing and distribution chains; our ability to successfully grow our business through acquisitions; our ability to introduce new products and improve existing products; our failure to protect our intellectual property; costs associated with governmental regulation; risks related to our international operations;

our ability to keep and retain key employees; and the risks set forth under the "Risk Factors' section of the final prospectus for PetIQ, Inc., dated July 20, 2017, and filed with the SEC on July 21, 2017.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.  The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. GAAP, PetIQ uses the following non-GAAP financial measures: Adjusted Net Income, EBITDA and Adjusted EBITDA.

Adjusted Net Income consists of GAAP Net income adjusted for tax expense, costs to become a public company, and stock based compensation expense.

EBITDA represents net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA plus loss on debt extinguishment, management fees, stock based compensation expense, and litigation expenses. Adjusted EBITDA adjusts for transactions that management does not believe are representative of our core ongoing business. Adjusted EBITDA Margin is Adjusted EBITDA stated as a percentage of Net sales.  Adjusted EBITDA is utilized by management: (i) as a factor in evaluating management's performance when determining incentive compensation and (ii) to evaluate the effectiveness of our business strategies.  The Company presents EBITDA because it is a necessary component for computing Adjusted EBITDA.

We believe that the use of Adjusted Net Income, EBITDA and Adjusted EBITDA provide additional tools for investors to use in evaluating ongoing operating results and trends. In addition, you should be aware when evaluating Adjusted Net Income, EBITDA and Adjusted EBITDA that in the future we may incur expenses similar to those excluded when calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by these or other unusual or non-recurring items. Our computation of Adjusted Net Income, EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted Net Income, EBITDA and Adjusted EBITDA in the same manner.  Our management does not, and you should not, consider Adjusted Net Income, EBITDA or Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted Net Income, EBITDA and Adjusted EBITDA is that they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements.  See a reconciliation of Non-GAAP measures to net income, the most comparable GAAP measure, in the financial tables that accompany this release.

CONTACT:

Investor Relations Contact:	Media Relations Contact:
Katie Turner	Cory Ziskind
ICR	ICR
646-277-1228	646-277-1232
katie.turner@icrinc.com	cory.ziskind@icrinc.com

PetIQ, Inc. Balance sheet

(unaudited, dollars in thousands)

	September 30, 2017	December 31, 2016
Current assets
Cash and cash equivalents	$46,536	$767
Accounts receivable, net of allowance for doubtful accounts	24,841	17,195
Inventories	34,654	34,232
Supplier prepayments	2,251	2,985
Other current assets	1,471	1,358
Total current assets	109,753	56,537
Property, plant and equipment, net	14,865	13,044
Restricted deposits	200	250
Deferred tax assets	9,707	—
Other non-current assets	1,932	2,826
Intangible assets, net of accumulated amortization	3,522	4,054
Goodwill	5,063	4,619
Total assets	$145,042	$81,330
Liabilities and member's equity
Current liabilities
Accounts payable	$11,860	$9,333
Accrued wages payable	1,691	1,100
Accrued interest payable	112	44
Other accrued expenses	2,137	277
Current portion of long-term debt and capital leases	145	2,321
Total current liabilities	15,945	13,075
Non-current liabilities
Long-term debt	19,928	25,158
Obligations under capital leases, less current installments	403	434
Deferred acquisition liability	—	1,303
Other non-current liabilities	465	378
Total non-current liabilities	20,796	27,273
Commitments and contingencies
Equity
Members equity	—	42,941
Additional Paid-in capital	71,192	—
Class A common stock, par value $.001 per share, 125,000,000 shares authorized, 13,222,583 shares issued and outstanding September 30, 2017	13	—
Class B common stock, par value $.001 per share, 8,401,000 shares authorized, 8,268,188 shares issued and outstanding at September 30, 2017	8	—
Accumulated deficit	(226)	—
Accumulated other comprehensive loss	(684)	(1,940)
Total member's equity	70,303	41,001
Non-controlling interest	37,998	(19)
Total equity	108,301	40,982
Total liabilities and equity	$145,042	$81,330

PetIQ, Inc.  Statement of Comprehensive Income

(unaudited, dollars in thousands)

	Three months ended		Nine months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Net sales	$60,554	$41,671	$214,761	$155,249
Cost of sales	48,037	35,511	174,093	130,356
Gross profit	12,517	6,160	40,668	24,893
Operating expenses
General and administrative expenses	10,739	7,942	27,421	24,307
Operating income (loss)	1,778	(1,782)	13,247	586
Interest expense, net	(352)	(737)	(1,351)	(2,389)
Foreign currency gain/(loss), net	(31)	2	(152)	(83)
Loss on debt extinguishment	—	—	—	(993)
Other income, net	14	5	14	661
Total other expense, net	(369)	(730)	(1,489)	(2,804)
Pretax net income (loss)	1,409	(2,512)	11,758	(2,218)
Income tax expense	(550)	—	(550)	—
Net income (loss)	859	(2,512)	11,208	(2,218)
Net income (loss) attributable to noncontrolling interest	1,085	(2,512)	11,434	(2,218)
Net loss attributable to PetIQ	$(226)	$—	$(226)	$—
Comprehensive income/(loss)
Net income (loss)	$859	$(2,512)	$11,208	$(2,218)
Foreign currency translation adjustment	314	(351)	829	(1,407)
Comprehensive income/(loss)	1,173	(2,863)	12,037	(3,625)
Comprehensive income attributable to noncontrolling interest	1,206	(2,863)	12,070	(3,625)
Comprehensive loss attributable to member/PetIQ	$(33)	$—	$(33)	$—
Net loss per share attributable to PetIQ, Inc. Class A common stock(1)
-Basic	$(0.02)	—	$(0.02)	—
-Diluted	$(0.02)	—	$(0.02)	—
Weighted Average shares of Class A common stock outstanding
-Basic	13,222,583	—	13,222,583	—
-Diluted	13,222,583	—	13,222,583	—

(1)	Basic and Diluted earnings per share is applicable only for periods after the Company’s IPO.

PetIQ, LLC. Statement of Cash Flows

(unaudited, dollars in thousands)

	September 30, 2017	September 30, 2016
Cash flows from operating activities
Net income	$11,208	$(2,218)
Adjustments to reconcile net income to net cash used for operating activities
Depreciation and amortization of intangible assets and loan fees	2,725	2,885
Loss on disposition of property	14	52
Foreign exchange loss on liabilities	204	52
Stock based compensation expense	246	—
Deferred tax adjustment	351	—
Warranty settlement gain	—	(645)
Changes in assets and liabilities
Accounts receivable	(7,257)	(882)
Inventories	(316)	(2,015)
Prepaid expenses and other assets	1,137	3,663
Accounts payable	1,797	(1,125)
Accrued wages payable	570	(940)
Other accrued expenses	287	(163)
Net cash provided by (used in) operating activities	10,966	(1,336)
Cash flows from investing activities
Purchase of property, plant, and equipment and intangibles	(3,558)	(1,604)
Net cash used in investing activities	(3,558)	(1,604)
Cash flows from financing activities:
Proceeds from issuance of long term debt	206,020	167,052
Principal payments on long term debt	(213,522)	(172,785)
Proceeds from Initial Public Offering (IPO) of Class A Shares	104,010	—
Repayment of Preference notes	(55,960)	—
Change in restricted cash and deposits	50	6,894
Purchase of LLC units from Continuing LLC Owners	(2,133)	—
Principal payments on capital lease obligations	(86)	(62)
Payment of deferred financing fees and debt discount	(42)	(248)
Net cash provided by financing activities	38,337	851
Net change in cash and cash equivalents	45,745	(2,089)
Effect of exchange rate changes on cash and cash equivalents	24	(206)
Cash and cash equivalents, beginning of period	767	3,250
Cash and cash equivalents, end of period	$46,536	$955
Supplemental cash flow information
Interest paid	$1,116	$2,150
Property, plant, and equipment acquired through accounts payable	(53)	(46)
Capital lease additions	17	127
Issuance of preference notes for LLC Interests	55,960	—
Establishment of deferred tax asset from step-up in basis	9,823	—
Accrued tax distribution	709	—

PetIQ, Inc.

Reconciliation between Net Income and Adjusted EIBTDA

(Unaudited, Dollars in Thousands)

	Three months ended		Nine months ended
$'s in 000's	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income	$859	$(2,512)	$11,208	$(2,218)
Plus:
Tax expense	550	—	550	—
Depreciation	$684	$375	$1,795	$1,350
Amortization	261	264	782	808
Interest	352	737	1,351	2,389
EBITDA	$2,706	$(1,136)	$15,686	$2,329
Loss on extinguishment and related costs(1)	—	—	—	993
Management fees(2)	158	208	545	508
Litigation expenses(3)	—	41	—	3,226
Costs associated with becoming a public company	2,275	2,042	2,275	2,042
Stock based compensation expense	246	—	246	—
Adjusted EBITDA	$5,385	$1,155	$18,752	$9,098

(1)	Loss on debt extinguishment reflects costs relating to the refinancing of our prior credit facility, including a write-off of unamortized loan fees, legal fees and termination fees.
(2)

Represents annual fees paid pursuant to our management agreements with Eos, Highland and Labore. The management agreements will terminate in connection with an initial public offering; however, we will pay fees to members of our board of directors following the offering.

(3)	These litigation expenses relate to cases involving the Company that were favorably resolved in the second quarter of 2016.

PetIQ, Inc.

Reconciliation between Net Income and Adjusted Net Income

(Unaudited, Dollars in Thousands)

	Three months ended		Nine months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income	$859	$(2,512)	$11,208	$(2,218)
Plus:
Tax expense	550	—	550	—
Stock based compensation expense	246	—	246	—
Costs associated with becoming a public company	2,275	2,042	2,275	2,042
Adjusted Net income	$3,930	$(470)	$14,279	$(176)

PetIQ, Inc. Segment Review

(Unaudited, Dollars in Thousands)

	Three months ended		Nine months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net Sales
Domestic	$59,328	$40,513	$211,095	$151,792
International	1,226	1,158	3,666	3,457
Net Sales	60,554	41,671	214,761	155,249
Gross Profit
Domestic	$11,974	$5,665	$39,074	$23,424
International	543	495	1,594	1,469
Gross Profit	12,517	6,160	40,668	24,893
General and administrative expenses
Domestic	$10,207	$7,522	$25,977	$22,991
International	532	420	1,444	1,316
General and administrative expenses	10,739	7,942	27,421	24,307
Operating income
Domestic	$1,767	$(1,857)	$13,097	$433
International	11	75	150	153
Operating income	1,778	(1,782)	13,247	586